Exhibit 10.6
                                                                    ------------

                               MEMBERS' AGREEMENT
                               of the Members of
                               TONKIN SPRINGS LLC
                      A Delaware Limited Liability Company



                               TABLE OF CONTENTS
                                                                           Page
                                                                            No.
                                                                           -----

ARTICLE I DEFINITIONS AND CROSS-REFERENCES................................    1
1.1 Definitions...........................................................    1
1.2 Cross References......................................................    1
ARTICLE II CONTRIBUTIONS AND PAYMENTS BY MEMBERS..........................    1
2.1 Members' Initial Contributions........................................    1
2.2 Additional Cash Contributions.........................................    2
2.3 Withdrawal or Deemed Withdrawal Prior to the Cut-Off Date.............    2
2.4 Minimum Work Commitment...............................................    3
2.5 Grant of Lien and Security Interest...................................    3
2.6 Financing of Major Development Programs...............................    4
2.7 Pledge and Subordination of Interests.................................    4
2.8 TSHI Payments to TSVLP................................................    4

ARTICLE III REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS; INDEMNITIES..    5
3.1 Representations and Warranties........................................    5
3.2 Disclosures...........................................................    9
3.3 Loss of Title.........................................................    9
3.4 Limitation of Liability...............................................    9
3.5 Indemnification.......................................................    9

ARTICLE IV INTERESTS OF MEMBERS...........................................   10
4.1 Continuing Liabilities Upon Adjustments of Ownership Interests........   10
4.2 Continuing Obligations and Environmental Liabilities..................   10
4.3 Grant of Lien and Security Interest...................................   11
4.4 Subordination of Interests............................................   11

ARTICLE V RELATIONSHIP OF THE MEMBERS.....................................   11
5.1 Transfer or Termination of Rights.....................................   11
5.2 Abandonment and Surrender of Properties...............................   11
5.3 Implied Covenants.....................................................   11
5.4 No Third Party Beneficiary Rights.....................................   11

ARTICLE VI ACQUISITIONS WITHIN AREA OF INTEREST...........................   12
6.1 General...............................................................   12
6.2 Notice to Non-Acquiring Member........................................   12
6.3 Option Exercised......................................................   12
6.4 Option Not Exercised..................................................   12
6.5 Non-Compete Covenants.................................................   12
6.6 Campbell-Simpson Lease................................................   12

ARTICLE VII GOVERNING LAW.................................................   13
7.1 Governing Law.........................................................   13

ARTICLE VIII GENERAL PROVISIONS...........................................   13
8.1 Notices...............................................................   13
8.2 Gender................................................................   13
8.3 Currency..............................................................   13
8.4 Headings..............................................................   13
8.5 Waiver................................................................   13
8.6 Modification..........................................................   14
8.7 Force Majeure.........................................................   14
8.8 Rule Against Perpetuities.............................................   14
8.9 Further Assurances....................................................   14
8.10 Entire Agreement; Successors and Assigns.............................   14
8.11 Counterparts.........................................................   14

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                      MEMBERS' AGREEMENT of the Members of
                               TONKIN SPRINGS LLC
                      A Delaware Limited Liability Company

This Members' Agreement (the "Agreement") is made as of February 26, 1999 ("Effective Date") between TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP, a Nevada limited partnership ("TSVLP"), the address of which is 55 Madison Street, Suite 700, Denver, Colorado 80206, and TONKIN SPRINGS HOLDINGS INC., a Colorado corporation ("TSHI"), the address of which is 401 Bay Street, Suite 2302, Toronto, Ontario M5H2Y4, Canada.

                                    RECITALS

A. Gold Capital Corporation, a Colorado corporation ("GCC") and TSVLP were parties to a Mining Venture Agreement dated December 31, 1993, as amended on March 7, 1997 and July 7, 1997 (the "1993 Agreement"). Pursuant to the 1993 Agreement, GCC and TSVLP formed the Venture. At all times while the 1993 Agreement remained in effect GCC was Manager of the Venture and had overall management responsibility for, and control of, Operations. GCC and TSVLP owned as tenants-in-common certain assets which were subject to the 1993 Agreement and included certain Properties situated in Eureka County, Nevada. These Properties and Assets are described in Exhibit A and defined in Exhibit D of the LLC Agreement (as defined in Recital C below). The 1993 Agreement has been terminated, with GCC being assigned and retaining an undivided 60% interest and TSVLP being assigned and retaining an undivided 40% interest in the Properties and Assets, free and clear of the 1993 Agreement and any and all Liens of GCC, TSVLP, or their respective Affiliates.

B. Immediately following termination of the 1993 Agreement, and immediately prior to execution of this Agreement and the LLC Agreement, TSHI acquired GCC's undivided 60% interest in the Properties and Assets.

C. TSVLP and TSHI wish to form and operate a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. 18-101 et. seq. (the "Act") to own and operate the Properties and Assets. The name of the limited liability company shall be Tonkin Springs LLC (the "Company") and its affairs shall be governed by that certain Operating Agreement of Tonkin Springs LLC of even date herewith (the "LLC Agreement"). TSVLP and TSHI desire to enter into this Agreement to provide, amongst themselves, for their respective contributions to the Company and for certain other matters, all as set forth herein.

NOW THEREFORE, in consideration of the covenants and conditions contained herein, TSVLP and TSHI agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND CROSS-REFERENCES

I.1 Definitions. The terms defined herein shall have the defined meaning wherever used in this Agreement. Capitalized terms used but not defined in this Agreement shall have the meanings given thereto in the LLC Agreement.

I.2 Cross References. References to exhibits are to Exhibits of the LLC Agreement. References to "Articles," "Sections" and "Subsections" refer to Articles, Sections and Subsections of this Agreement unless indicated otherwise. References to "Paragraphs" and "Subparagraphs" refer to paragraphs and subparagraphs of the referenced Exhibits.

                                   ARTICLE II
                     CONTRIBUTIONS AND PAYMENTS BY MEMBERS

II.1 Members' Initial Contributions. TSVLP, as its Initial Contribution, shall and does hereby transfer, convey, assign and contribute to the Company its undivided 40% interest in the Assets and any other right, title and interest held by TSVLP or its Affiliates in or to the Assets. TSHI, as its Initial Contribution, shall and does hereby transfer, convey, assign and contribute to the Company its undivided 60% interest in the Assets and any other right, title and interest held by TSHI or its Affiliates in or to the Assets. For purposes of determining TSVLP's and TSHI's initial or subsequently adjusted Ownership Interests, including the calculation of dilution under Section 4.1(b) of the LLC Agreement, and for no other purpose, the value of TSVLP's Initial Contribution

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shall be deemed to be Two Million Dollars  ($2,000,000)  and the value of TSHI's
Initial Contribution shall be deemed to be Three Million Dollars ($3,000,000). As of the Effective Date of this Agreement, after taking into account the Members' Initial Contributions, the opening balance in TSHI's Capital Account shall be zero and the opening balance in TSVLP's Capital Account shall be zero. TSVLP and TSHI shall take all such further action (and shall cause their Affiliates to take all such further action), including without limitation the execution, delivery, recordation and filing of appropriate deeds, bills of sale, assignments and other instruments of conveyance, as may be reasonably necessary, convenient or appropriate to accomplish or evidence their respective Initial Contributions.

II.2 Additional Cash Contributions. Subject to TSHI's right of withdrawal as set forth in Section 2.3, TSHI agrees to contribute, in accordance with approved Programs and Budgets and the provisions of the LLC Agreement, one hundred percent (100%) of all costs of Operations, including but not limited to costs of holding and maintaining the Properties, permits and bonds for Operations, expenditures in respect of Exploration and, if warranted, Development and Mining, capital costs and working capital until the date (the "Cut-Off Date") on which TSHI has contributed and committed an aggregate of Four Million Dollars ($4,000,000) toward the costs of Exploration, including without limitation associated costs of permitting, environmental studies and Environmental Compliance, but excluding costs of holding the Properties. Such amounts contributed by TSHI prior to the Cut-Off Date shall be added to the Recoupment Amount in accordance with Exhibit D of the LLC Agreement, and credited to TSHI's Capital Account in accordance with Exhibit C of the LLC Agreement, but shall not be considered for purposes of adjusting TSVLP's and TSHI's Ownership Interests (ie, for purposes of calculating dilution) under Section 4.1 (b) of the LLC Agreement. Subsequent to the Cut-Off Date, the Members, subject to any election permitted by Section 4.1 of the LLC Agreement, and to the obligation of TSHI to advance funds to TSVLP as provided in said Section 4.1, shall be obligated to contribute funds to adopted Programs and Budgets pursuant to cash calls under
Section 11.2 of the LLC Agreement in proportion to their respective Ownership Interests.

II.3 Withdrawal or Deemed Withdrawal Prior to the Cut-Off Date.

     (a) In the event that TSHI fails to fund one hundred percent (100%) of all costs of Operations prior to the Cut-Off Date in accordance with the provisions of Section 2.2, and TSHI fails within thirty (30) days after its receipt of written notice from TSVLP setting forth in detail the specifics of such a default, either to cure the default or to contest in writing the occurrence of a default, TSHI shall be deemed to have withdrawn from this Agreement and from the Company. At any time prior to the Cut-Off Date, TSHI may also withdraw from this Agreement and the Company by providing to TSVLP not less than thirty (30) days prior written notice of withdrawal, which notice shall set forth the effective date of TSHI's withdrawal. Upon such withdrawal or deemed withdrawal, TSHI shall have no further right, title or interest in the Assets or the Company and its Ownership Interest shall be deemed transferred to TSVLP. TSHI's deemed withdrawal shall be effective upon its failure to cure or contest an alleged default within the aforementioned thirty (30) day period and TSHI's withdrawal shall be effective on the date set forth in TSHI's notice. However, notwithstanding TSHI's withdrawal or deemed withdrawal pursuant to this Section 2.3(a), TSHI shall remain obligated to TSVLP: (i) to fund Operations up to the amount of TSHI's agreed contribution to the remaining balance of the adopted Program and Budget in effect on termination; (ii) to complete its Minimum Work Commitment under Section 2.4 or, alternatively, to pay to TSVLP the deficiency or amount necessary to complete the Minimum Work Commitment; (iii) to pay to TSVLP any unpaid Monthly Minimum Payments that are due and payable under Section 2.8 within thirty-four (34) calendar months after the Effective Date; and (iv) to fund and satisfy all unfunded liabilities to third parties (whether such accrue before or after such withdrawal) arising out of Operations conducted subsequent to the Effective Date but prior to TSHI's withdrawal or deemed withdrawal until such time as TSHI shall have expended a total of Four Million Dollars ($4,000,000) in connection with Operations or in connection with this Agreement (whether pursuant to this Section 2.3 or otherwise) and thereafter to fund and satisfy its share (i.e., a share proportionate to its Ownership Interest immediately prior to its withdrawal or deemed withdrawal) of such unfunded liabilities to third parties arising out of Operations conducted subsequent to the Effective Date, but prior to TSHI's withdrawal or deemed withdrawal. Except as provided in the preceding sentence, upon TSHI's withdrawal or


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     deemed  withdrawal  pursuant  to this  Section  2.3(a),  TSHI shall have no further liabilities or obligations whatsoever with respect to, under or arising out of the Assets, the Company, Operations, the LLC Agreement or this Agreement, including without limitation any obligation to make any
     payment  or  contribution  or  perform  any  covenant.   Following   TSHI's
     withdrawal or deemed withdrawal pursuant to this Section 2.3(a), TSVLP shall indemnify and hold harmless TSHI, its Affiliates and the Manager and their respective officers, employees and agents from and against any and all liabilities, obligations, claims, responsibilities, actions, demands, losses, costs and expenses, including but not limited to costs of litigation and reasonable attorneys' fees, with respect to, under or arising out of the Assets, the Company, Operations, the LLC Agreement or this Agreement, except for those liabilities and obligations expressly set forth in this Section 2.3(a) as retained by TSHI following its withdrawal or deemed withdrawal.

     (b) In the event that, prior to the Cut-Off Date, there is a breach of any of TSVLP's representations, warranties or covenants set forth in this Agreement or in the LLC Agreement that causes a Material Adverse Effect (as defined below in Section 2.3(c)), TSHI shall have the right to withdraw from this Agreement and the Company by providing written notice thereof to TSVLP, which notice shall set forth the effective date of TSHI's withdrawal. Upon such withdrawal, TSHI shall have no further right, title or interest in the Assets or the Company and its Ownership Interest shall be deemed transferred to TSVLP. Upon TSHI's withdrawal pursuant to this
     Section 2.3(b), TSHI shall have no further liabilities or obligations whatsoever with respect to, under or arising out of the Assets, the Company, Operations, the LLC Agreement or this Agreement, including without limitation any obligation to make any payment or contribution or perform any covenant, provided, however, TSHI shall remain obligated to TSVLP to fund and satisfy all unfunded liabilities to third parties (whether such accrue before or after such withdrawal) arising out of Operations conducted subsequent to the Effective Date but prior to TSHI's withdrawal until such time that TSHI shall have expended a total of Four Million Dollars ($4,000,000) in connection with Operations or in connection with this Agreement (whether pursuant to this Section 2.3 or otherwise) and thereafter to fund and satisfy its share (i.e., a share proportionate to its Ownership Interest immediately prior to its withdrawal or deemed withdrawal) of such unfunded liabilities to third parties arising out of Operations conducted subsequent to the Effective Date, but prior to TSHI's withdrawal or deemed withdrawal. Except as provided for in the preceding sentence, following TSHI's withdrawal pursuant to this Section 2.3(b), TSVLP shall indemnify and hold harmless TSHI, its Affiliates and the Manager and their respective officers, employees and agents from and against any and all liabilities, obligations, claims, responsibilities, actions, demands, losses, costs and expenses, including but not limited to costs of litigation and reasonable attorneys' fees, with respect to, under or arising out of the Assets, the Company, Operations, the LLC Agreement or this Agreement.

     (c) As used in Section 2.3(b), "Material Adverse Effect" means an effect that reduces or diminishes the fair market value of the Assets by more than Two Hundred and Fifty Thousand Dollars ($250,000) or that imposes a liability, obligation, Lien or Encumbrance in excess of Two Hundred and Fifty Thousand Dollars ($250,000).

II.4 Minimum Work Commitment. On or before the third anniversary of the Effective Date, TSHI shall expend not less than Two Million Dollars ($2,000,000) in connection with Exploration upon or with respect to the Properties, including without limitation associated costs of permitting, environmental studies and Environmental Compliance, but exclusive of costs of holding the Properties (the "Minimum Work Commitment"). The Minimum Work Commitment shall be accounted for in accordance with Exhibit B of the LLC Agreement, including the administrative change provided for therein. Subject to force majeure under Section 8.7, the Minimum Work Commitment shall be a fixed obligation on the part of TSHI which shall not be excused by TSHI 's withdrawal or deemed withdrawal from this Agreement. The Minimum Work Commitment will constitute a part of the Four Million Dollar ($4,000,000) funding for Exploration to be provided by TSHI pursuant to Section 2.2, and not an additional obligation.

II.5 Grant of Lien and Security Interest. TSVLP grants to TSHI a lien on and a security interest in (i) all of TSVLP's Ownership Interest, (ii) all of TSVLP's right, title and interest in the Company and the Assets, (iii) all of TSVLP's

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right,  title and interest  arising under this  Agreement or the LLC  Agreement, whenever acquired or arising, and (iv) all proceeds from and accessions to the foregoing; provided, however, that this lien and security interest shall in no event apply to or burden any net smelter return ("NSR") royalty received by TSVLP pursuant to the LLC Agreement. The liens and security interests granted to TSHI will secure every obligation or liability of TSVLP created under this Agreement or the LLC Agreement. TSVLP hereby agrees to take all action necessary to preserve, protect and perfect such liens and security interests and hereby irrevocably nominates, constitutes and appoints TSHI and each of its officers holding office from time to time as the true and lawful attorney-in-fact and agent of TSVLP with power of substitution in the name of TSVLP to do any and all such acts and things or execute and deliver all such agreements, documents and instruments as TSHI reasonably considers necessary for that purpose. Without in any way limiting the generality of the foregoing, TSHI shall have the right to execute for and in the name of TSVLP all financing statements, financing change or continuation statements, conveyances, transfers, assignments, consents and other instruments as may be required for such purposes. This power of attorney shall not be revoked or terminated during the term of this Agreement or the term of the LLC Agreement, but shall terminate upon termination of either this Agreement or the LLC Agreement, whichever is earlier. In the event that TSHI executes any written power of attorney in its favor pursuant to this Section 2.5, TSHI shall promptly provide a copy of such instrument to TSVLP. Any lien or security interest granted by TSVLP to any third party upon or with respect to any of TSVLP's rights, title or interest in or to the Company or the Assets, TSVLP's Ownership Interest, TSVLP's rights under this Agreement or under the LLC Agreement or proceeds from and accessions to the foregoing, that is otherwise permitted under this Agreement and under the LLC Agreement ("TSVLP Third Party Liens"), shall expressly be subordinated to the liens and security interests held by TSHI; provided, however, that TSHI shall subordinate its liens and security interests to TSVLP Third Party Liens, other than those arising in connection with outstanding loans to TSVLP, in connection with secured Project Financings arranged or approved by the Manager for the benefit of both Members. Notwithstanding the foregoing, provided that TSVLP is in compliance with all the terms and conditions of this Agreement and the LLC Agreement and no amount of any Elected Loan or Demand Loan or other indebtedness of TSVLP to TSHI is outstanding then, upon request by TSVLP, TSHI shall subordinate its liens and security interests arising under this Section 2.5 to any TSVLP Third Party Liens that TSVLP may desire to grant to third parties in connection with secured financings, provided that: (i) such subordination shall expressly not apply to TSHI's liens, security interests and rights with respect to any subsequent Elected Loan, Demand Loan or other loan that TSHI may make to TSVLP thereafter, or to the rights and remedies that TSHI may have under this Agreement or the LLC Agreement in the event of default thereunder, or in the event of a breach of an obligation to contribute to an Approved Program and Budget pursuant to an election or deemed election in accordance with Article X of the LLC Agreement, including without limitation the right upon such default or breach to reduce TSVLP's Ownership Interest in accordance with the provisions of this Agreement and the LLC Agreement and to receive the portion of the Ownership Interest so reduced free and clear of all Liens and Encumbrances; (ii) (ii) all TSVLP Third Party Liens shall expressly be subordinated to the liens, security interests and rights of TSHI described above in clause (i) of this sentence; and ; (iii) all documentation reflecting TSVLP Third party Liens shall expressly indicate the exclusions from and conditions of such subordination stated in clauses (i) and
(ii) of this sentence.

II.6 Financing of Major Development Programs. In the event that, subsequent to the Cut-Off Date, a Program and Budget involving Development and requiring funding in excess of Twenty Million Dollars ($20,000,000) is approved, the Manager shall exercise reasonable efforts to attempt to obtain third party Project Financing for a substantial part of such Program and Budget for the benefit of both Members.

II.7 Pledge and Subordination of Interests. Each Member shall pledge its Ownership Interest and, to the extent consistent with the final proviso of
Section 2.5, subordinate any liens it may hold which are created under this Agreement to any secured Project Financing approved or arranged by the Manager for the benefit of both Members, including any modifications or renewals thereof.

II.8 TSHI Payments to TSVLP. Upon execution of this Agreement, TSHI shall pay TSVLP One Hundred Ninety Thousand Dollars ($190,000). Commencing on the first day of each of the following thirty-four (34) calendar months, TSHI shall pay TSVLP the sum of Forty-Five Thousand Dollars ($45,000) in any month that is

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prior to or is the month in which the  Commencement of Commercial  Production is achieved and the sum of Sixty Thousand Dollars ($60,000) in each month subsequent to the calendar month in which Commencement of Commercial Production occurs (the "Monthly Minimum Payments"). On the last day in the calendar month in which the Commencement of Commercial Production is achieved, TSHI shall pay TSVLP an additional amount to be calculated by multiplying: (i) Fifteen Thousand Dollars ($15,000); by (ii) the number of months from the Effective Date of this Agreement up to and including the month in which the Commencement of Commercial Production is achieved (the "Lump-Sum Payment"). In accordance with the definition of Recoupment Amount set forth in Exhibit D of the LLC Agreement, fifty percent (50%) of each of: (i) the One Hundred Ninety Thousand Dollar ($190,000) payment made by TSHI to TSVLP upon execution of this Agreement and
(ii) the monthly Minimum Payments and (iii) the Lump Sum Payment, shall be added to the Recoupment Amount. In no event shall TSVLP be obligated to refund any such payments if its share of Cash Flow is insufficient to repay the Recoupment Amount, except from liquidation proceeds upon liquidation of the Company as provided in Section 14.3 of the LLC Agreement, provided, however, that under no circumstances shall TSVLP be required to contribute cash upon liquidation.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES;
                          TITLE TO ASSETS; INDEMNITIES

III.1  Representations and Warranties.

     (a) Capacity of the Members. As of the Effective Date, each Member warrants and represents to the other that:

          (1) it is a corporation or limited partnership, as the case may be, duly organized and in good standing in its state of incorporation or partnership organization and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

          (2) it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and all corporate, partnership and other actions and consents required to authorize it to enter into and perform this Agreement have been properly taken or obtained;

          (3) it will not breach any other agreement or arrangement by entering into or performing this Agreement; and

          (4) this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

     (b) Representations and Warranties of TSVLP. The parties to this Agreement acknowledge and understand that: (i) since the effective date of the 1993 Agreement, GCC (and not TSVLP) has served as the manager thereunder; (ii) TSVLP has received some but not all reports that GCC, as manager, should have provided under the 1993 Agreement, and (iii) TSVLP makes no representations or warranties regarding the accuracy or completeness of the reports or information that were provided by GCC as the manager pursuant to the 1993 Agreement. Subject to the foregoing understandings, TSVLP makes the following representations and warranties to TSHI as of the time of the Effective Date immediately prior to the termination of the 1993 Agreement.

          (1) To the best of TSVLP's knowledge and belief, the Venture owns no Properties in fee simple.

          (2) With respect to those Properties in which the Venture holds an interest under leases or other Contracts, and to the best of TSVLP's knowledge and belief, and except as set forth in Exhibit J of the LLC Agreement:: (i) the Venture is in exclusive possession of such Properties; (ii) the Venture has not received any notice of breach or default of any of the terms or provisions of such leases or Contracts and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a breach or default under any of the foregoing; (iii) such leases and Contracts do not limit in any way the right or the ability of the Venture, GCC or TSVLP to assign their rights thereunder or otherwise to perform fully their respective obligations with respect to the transactions contemplated under this Agreement or the LLC Agreement, (iv) such leases and Contracts are valid, enforceable and are in good standing; and (v) the title of the

          Venture's lessor in such Properties covered thereby and the Venture's leasehold interest therein are free and clear of all defects, Liens, Encumbrances and Contracts, except for those specifically identified in Exhibit A of the LLC Agreement or in such leases or Contracts. With respect to those Properties in which the Venture holds an interest under leases or other Contracts and except as forth in Exhibit J of the LLC Agreement: (i) TSVLP has not received any notice of breach or default of any of the terms or provisions of such leases or Contracts; and (ii) the Venture's leasehold interest therein is free and clear of all defects, Liens, Encumbrances and Contracts, arising by, through or under TSVLP, except for those specifically identified in Exhibit A of the LLC Agreement or in such leases or Contracts. TSVLP will make available to TSHI all information concerning title to the Properties in TSVLP's possession or control, and has delivered to TSHI true, correct and complete copies of all leases and other Contracts relating to the Properties, together with all amendments, supplements and exhibits thereto, of which TSVLP has knowledge.

          (3) With respect to unpatented mining and mill site claims located by TSVLP or an agent or Affiliate of TSVLP that are included within the Properties (whether held directly or under lease or other Contract), except as provided in Exhibits A and J of the LLC Agreement and subject to the paramount title of the United States: (i) the unpatented claims were properly laid out and monumented; (ii) all required location and validation work was properly and timely performed; (iii) location notices and certificates were properly and timely recorded and filed with appropriate governmental agencies; (iv) to the best of TSVLP's knowledge and belief, all assessment work required to hold the unpatented claims has been performed in a manner consistent with that required of the Manager pursuant to Section 9.2(k) of the LLC Agreement through the assessment year ending September 1, 1998; (v) to the best of TSVLP's knowledge and belief, all affidavits of assessment work, notice of intent and other filings and holding, maintenance and rental fees and payments required to maintain the mining claims in good standing have been properly and timely recorded, filed or paid with appropriate governmental agencies;
          (vi) the claims are free and clear of defects, Liens, Encumbrances and Contracts arising by, through or under TSVLP and , to the best of TSVLP's knowledge and belief, are free and clear of all other defects, Liens, Encumbrances and Contracts; (vii) to the best of TSVLP's knowledge and belief, the Venture holds the entire undivided right, title and interest in and to the claims; and (viii)TSVLP has no knowledge of conflicting claims. Nothing in this Section 3.1 (b)(3), however, shall be deemed to be a representation or a warranty that any of the unpatented claims contain a discovery of minerals. With respect to those unpatented mining and mill site claims that were not located by TSVLP or an Affiliate of TSVLP, but are included within the Properties (whether held directly or under lease or other Contract), TSVLP makes the representations and warranties set forth in clauses
          (3)(i)(ii) and (iii) hereinabove (with the foregoing exceptions) to the best of its knowledge and belief.

          (4) To the best of TSVLP's knowledge and belief, with respect to the Assets, the Venture and the Operations, there are no pending or threatened actions, suits, claims or proceedings, except as expressly set forth in Exhibit M of the LLC Agreement.

          (5) To the best of TSVLP's knowledge and belief: (i) all of the Assets are identified in Exhibit A of the LLC Agreement, (ii) the Venture owns the entire undivided title to the Assets, free and clear of all defects, Liens, Encumbrances and Contracts except those specifically identified in Exhibit A of the LLC Agreement; and (iii) except with respect to unpatented claims, the Venture has good and marketable title to all of the Assets, except as expressly set forth in Exhibits A and J of the LLC Agreement. The Assets are free and clear of all defects, Liens, Encumbrances and Contracts arising by, through or under TSVLP except for those specifically identified in Exhibit A or Exhibit J of the LLC Agreement. TSVLP has obtained any and all consents, approvals and authorizations and given all notices, as are required in connection with the making of its Initial Contribution to the Company and the conveyance of its undivided forty percent (40%) interest in the Assets to the Company pursuant to Section 2.1, provided, however, that this representations and warranty applies only to the extent said consents, approvals, and authorizations are required uniquely in connection with TSVLP's Initial Contribution and conveyance to the Company of its undivided interest in the forty percent (40%) interest in the Assets and would not be required in connection with GCC's Initial Contribution and conveyance to the Company of its undivided sixty percent (60%) interest in the Assets. To the best of TSVLP's knowledge and belief, and except as provided in Exhibits A and J, all Contracts pertaining in any way to the Assets are specifically described in Exhibit A of the LLC Agreement, all such Contracts are valid and in full force and effect, no breach thereof or default thereunder has occurred or been alleged, and all payments required to have been paid and all obligations required to have been performed thereunder as of the Effective Date have been fully paid or performed.

          (6) To the best of TSVLP's knowledge and belief, the Properties and the Assets and all Operations and activities conducted thereon and all conditions with respect thereto have been and are in compliance with all Environmental Laws and with all other Laws, except as expressly set forth in Exhibit F of the LLC Agreement.

          (7) TSVLP has made available to TSHI all information in TSVLP's possession regarding Permits and Bonds required to hold and operate the Assets.

          (8) To the best of TSVLP's knowledge and belief, the Venture has not used or permitted to be used, except in compliance with all
          Environmental Laws, any of the Assets or other facilities which the Venture currently owns and operates or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance, except as expressly set forth in Exhibit F of the LLC Agreement.

          (9) To the best of TSVLP's knowledge and belief, no building, structure or improvement located on the Properties is or ever has been insulated with urea formaldehyde insulation, and none of such buildings or structures contain asbestos or PCBs, except as expressly set forth in Exhibit F of the LLC Agreement.

          (10) To the best of TSVLP's knowledge and belief, the Venture has never received any notice of, or been prosecuted for, non-compliance with any Environmental Laws or other laws, nor has the Venture settled any allegation of non-compliance prior to prosecution, except as expressly set forth in Exhibit F of the LLC Agreement. To the best of TSVLP's knowledge and belief, there are no notices, orders or directions relating to environmental matters requiring, or notifying the Venture that it is or may be responsible or liable in whole or in part, for, any containment, clean-up, remediation, responses, corrective action or damages to natural resources or any work, repairs, construction or capital expenditures to be made under Environmental Laws or other Laws, except as expressly set forth in Exhibit F of the LLC Agreement.

          (11) To the best of TSVLP's knowledge and belief, the Venture has not caused or permitted, nor has there been any Release of any Hazardous Substance on, in, around, from or in connection with any of the Assets, or their use, or any such Release on or from a facility which it previously owned or leased, or any such Release on or from a facility owned or operated by any third party but with respect to which the Venture is or may reasonably be alleged to have liability, except as expressly set forth in Exhibit F of the LLC Agreement. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Venture have been disposed of, treated and stored by the Venture in compliance with all Environmental Laws, except as expressly set forth in Exhibit F of the LLC Agreement.

          (12) To the best of TSVLP's knowledge and belief, TSVLP has made available to TSHI true and complete copies of all environmental audits, evaluations, assessments, studies or tests relating to the Assets and their use which are within the possession or control of TSVLP.

          (13) To the best of TSVLP's knowledge and belief, all Contracts are set forth in Exhibit L of the LLC Agreement. To the best of TSVLP's knowledge, the Venture has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any Contract to which it is a party or by which it is bound; all such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a breach or default under any of the foregoing, except as set forth in Exhibit J or Exhibit L of the LLC Agreement. There are no Contracts in effect arising by or through TSVLP, except as set forth in Exhibit A of the LLC Agreement.

          (14) To the best of TSVLP's knowledge and belief, there are no commitments or Contracts for the disposition, sale, hedging, forward sales, or marketing of Products.

     (c) Additional Representations and Warranties of TSVLP. As of the time on the Effective Date at which it executes and enters into this Agreement, and as of the time on the Effective Date at which it transfers its interest in the Assets to the Company, TSVLP represents and warrants to TSHI that: (i) the 1993 Agreement has been duly and properly terminated; (ii) pursuant to such termination, TSVLP has been assigned and/or retained an individual forty percent (40%) interest in the Assets free and clear of Liens of GCC, TSVLP or their respective Affiliates; and (iii) between the time of termination of the 1993 Agreement, TSVLP has not granted any Lien or Encumbrance, entered into any Contract, transferred any right, title or interest or otherwise taken any action whatsoever with respect to the Assets.

     (d) Responsibility For Conditions Prior to the Effective Date. In the event that, in the future, any kind of party brings an action against TSHI or the Company arising out of any physical condition of the Properties existing prior to the Effective Date, and such condition does not constitute a breach of any of TSVLP's representation and warranties under this Agreement, TSHI shall not seek contribution from TSVLP in excess of forty percent (40%) of the resulting costs, losses and liabilities.

     (e) Survival and Construction of Representations and Warranties.

          (1) The representations and warranties set forth above in this Section
          3.1 or below in Section 3.2 shall survive the execution and delivery of any instruments of Transfer contemplated under this Agreement and the making of TSVLP's and TSHI's Initial Contributions.

          (2) Where a representation or warranty in this Agreement is made "to the best of TSVLP's knowledge and belief" or "of which TSVLP has knowledge", that means to the actual knowledge of William W. Reid, David Reid or William Pass, provided that such individuals shall conclusively be charged with actual knowledge of all matters disclosed by files, documents, materials, computer programs and other information in the possession or under the control of such individuals, TSVLP or TSVLP's general partner or manager, provided further, however, that no such information shall be deemed to be "in the possession or under the control of" such Persons because it was "in the possession or under the control of" GCC unless such information has actually been provided to William W. Reid, David Reid, William Pass, TSVLP or TSVLP's general partner or manager.

          (3) Where the term "Venture" is used in this Section 3.1, such term shall mean the business arrangement of GCC and TSVLP under the 1993 Agreement, any present or former members, managers or participants under the 1993 Agreement, TSVLP, GCC, their respective Affiliates or any combination of the foregoing.

          (4) In the event that any of the Assets are subject to any defects, Liens, Encumbrances or contacts arising by, through or under TSVLP and such circumstance constitutes a breach of any of TSVLP's representations or warranties under this Agreement, TSHI shall have the right, but not the obligation, to cure or attempt to cure any such defects, or to pay off and discharge, in whole or in part, any such Liens or Encumbrances, in which case, without limiting any other remedies otherwise available to TSHI, TSHI may deduct and recover amounts paid by it in connection with such actions from any or all amounts payable to TSVLP under this Agreement or under the LLC Agreement (provided that such amounts deducted by TSHI shall nevertheless be deemed paid by TSHI to TSVLP for all purposes of this Agreement and the LLC Agreement). TSVLP shall be subrogated to the rights of the holders of any such Liens or Encumbrances that TSHI pays off or discharges pursuant to the preceding sentence. Except as set forth above, an allegation or claim by TSHI of a breach of any representation of warranty of TSVLP hereunder that is disputed in writing and good faith by TSVLP shall not be justification for withholding any payments otherwise due TSVLP pursuant to Section 2.8 of this Agreement unless and until TSHI's claim of a breach of representation or warranty is upheld by a court of competent jurisdiction, provided, however, that if such claim is upheld by a court of competent jurisdiction then TSHI shall have the right of set-off provided for in the first sentence of this paragraph 3.1 (d)
          (4).

          (5) In the event that TSVLP owns a lesser interest in the Assets than as represented by TSVLP hereunder, all payments to TSVLP hereunder, including but not limited to distributions from the Company and payments by TSHI, but not including payments to TSVLP pursuant to
          Section 2.8, shall be payable to TSVLP only in the proportion that TSVLP's actual interest in the Assets bears to the interest represented by TSVLP.

          (6) Disclosures made under Exhibit F (Environmental Matters) shall not be deemed to be disclosures for purposes of any other Exhibit and shall not qualify or limit any representations, warranties, or covenants of TSVLP in this Agreement or the LLC Agreement other than those representations, warranties and covenants which are expressly made subject to Exhibit F.

III.2 Disclosures. Each of the Members represents and warrants that it is unaware of any material facts or circumstances that have not been disclosed in this Agreement or the LLC Agreement which should be disclosed to the other Member in order to prevent the representations and warranties in this Article or
Article VI of the LLC Agreement from being materially misleading.

III.3 Loss of Title. Any failure or loss of title to the Assets, and all costs of defending, curing or perfecting title, shall be charged to the Business Account, except that in the event of costs or losses arising out of or resulting from any breach of the representations and warranties of TSVLP, TSVLP shall bear and pay all such costs and losses and shall indemnify, defend and hold harmless TSHI, the Company and the Manager from all such costs and losses.

III.4 Limitation of Liability. The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement, nor shall the Members in their capacity as Members or Manager be bound by, or liable for, any debt, liability or obligation of the Company whether arising in contract, tort, or otherwise. The foregoing shall not limit any obligation of a Member to (i) indemnify the other Member as expressly provided by this Agreement, (ii) restore a deficit Capital Account as required by Section 4.2 (b) of Exhibit C of the LLC Agreement or (iii) satisfy liabilities arising under Article IV or Section 5.2 of this Agreement. Any obligation herein to contribute capital to the Company may be compromised by written agreement of the Members, including by agreements providing for payments by an obligated Member directly to the other Member.

III.5  Indemnification.

     (a) Each Member shall indemnify the other Member, and its Affiliates and their respective directors, officers, employees, agents and attorneys, (collectively "Indemnified Party") from and against all direct and indirect costs, expenses, damages, obligations, claims, demands, actions or liabilities, including reasonable attorneys' fees and other costs of litigation (either threatened or pending) arising out of or based on a breach by a Member ("Indemnifying Party") of any representation, warranty or covenant contained in this Agreement or the LLC Agreement, including without limitation:

          (i) any action taken for or obligation or responsibility assumed on behalf of the Company or another Member by a Member or any of its directors, officers, employees, agents and attorneys, or Affiliates, in violation of Section 5.1 of the LLC Agreement;

          (ii) failure of a Member or its Affiliates to comply with the non-compete or Area of Interest provisions of Article VI hereof;

          (iii) any Transfer that causes termination of the tax partnership established by Section 5.2 of the LLC Agreement, against which the transferring Member shall indemnify the non-transferring Member as provided in Subsection 7.2(e) of the LLC Agreement and Article V of Exhibit C; and

          (iv) failure of a Member or its Affiliates to comply with the preemptive right under Section 7.3 of the LLC Agreement and Exhibit H of the LLC Agreement.

     (b) If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying Party shall have the right, but not the obligation, by notifying the Indemnified Party within thirty (30) days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice) the defense, compromise or settlement of the matter, including, at the Indemnifying Party's expense, employment of counsel of the Indemnifying Party's choice. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise or settle a claim or demand in a reasonable and expeditious manner requested by the Indemnified Party, after the Indemnifying Party has given notice that it will assume control of the defense, compromise or settlement of the matter, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party. Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party which have arisen out of the indemnified claim or demand.

                                   ARTICLE IV
                              INTERESTS OF MEMBERS

IV.1 Continuing Liabilities Upon Adjustments of Ownership Interests. As between the Members, any reduction or elimination of either Member's Ownership Interest under Section 3.2 of the LLC Agreement or pursuant to a withdrawal or resignation of a Member from the Company, this Agreement or the LLC Agreement (other than a withdrawal or deemed withdrawal of TSHI prior to the Cut-Off Date, which shall be governed solely by Section 2.3 of this Agreement) shall not relieve such Member of its share of any liability, including, without limitation, Continuing Obligations, Environmental Liabilities and Environmental Compliance, arising, before or after such reduction or elimination, out of acts or omissions occurring or conditions existing prior to the Effective Date, or out of Operations conducted during the term of this Agreement but prior to such reduction or elimination, regardless of when any funds may be expended to satisfy such liability. For purposes of this Section and as between the Members, such Member's share of such liability shall be equal to its Ownership Interest at the time the act or omission giving rise to the liability occurred (or, as to such liability arising out of acts or omissions occurring or conditions existing prior to the Effective Date, equal to such Member's initial Ownership Interest). Should the cumulative cost of satisfying Continuing Obligations be in excess of cumulative amounts accrued or otherwise charged to the Environmental Compliance Fund as described in Paragraph 3.14 of Exhibit B of the LLC Agreement, each of the Members shall, as between the Members, be liable for its proportionate share (i.e., Ownership Interest at the time that the act or omission giving rise to such liability occurred) of the cost of satisfying such Continuing Obligations, notwithstanding that either Member has previously resigned from the Company or that its Ownership Interest has been reduced or eliminated pursuant to Section
4.2 or Section 4.3 of the LLC Agreement. Nothing in this Section 4.1 shall be construed as applicable to a withdrawal or deemed withdrawal of TSHI prior to the Cut-Off Date, which shall be governed solely by Section 2.3 of this Agreement.

IV.2 Continuing Obligations and Environmental Liabilities. On dissolution of the Company under Section 14.1 of the LLC Agreement, each Member shall, as between the Members, remain liable for its respective share of liabilities to third parties (whether such arises before or after such dissolution), including Environmental Liabilities and Continuing Obligations. In the event of the resignation of a Member pursuant to Section 14.2 of the LLC Agreement, the resigning Member's share of such liabilities shall be equal to its Ownership Interest at the time such liability was incurred (or, as to liabilities arising prior to the Effective Date, its initial Ownership Interest). Nothing in this
Section 4.2 shall be construed as applicable to the withdrawal or deemed withdrawal of TSHI prior to the Cut-Off Date, which shall be governed solely by
Section 2.3 of this Agreement.

IV.3  Grant of Lien and Security Interest.

     (a) Subject to Section 4.4 hereof, each Member grants to the other Member a lien upon and a security interest in its Ownership Interest, including all of its right, title and interest in the Company and the Assets, whenever acquired or arising, and the proceeds from and accessions to the foregoing; provided, however, that t his lien and security interest shall in no event apply to or burden any NSR royalty granted to TSVLP pursuant to Section 4.3 of the LLC Agreement.

     (b) The Liens and security interests granted by Subsection 4.3(a) hereof shall secure every obligation or liability of the Member granting such lien or security interest to the other Member created under this Agreement or the LLC Agreement, including the obligation of the Member to repay an Elected Loan or a Demand Loan or to have its Ownership Interest adjusted as a result of failure to make such repayment. Each Member hereby agrees to take all action necessary to perfect such lien and security interest and hereby appoints the other Member its attorney-in-fact to execute, file and record all financing statements and other documents necessary to perfect or maintain such lien and security interest.

IV.4 Subordination of Interests. Each Member shall, from time to time, take all necessary actions, including execution of appropriate instruments and agreements, to pledge and subordinate its Ownership Interest, any Liens it may hold which are created under this Agreement other than those securing repayment of an outstanding Elected Loan or Demand Loan, and any other right or interest it holds with respect to the Company and the Assets (other than any statutory lien of the Manager) to any secured borrowings for Operations approved by the Management Committee, including any secured borrowings relating to Project Financing, and any modifications or renewals thereof.

                                   ARTICLE V
                          RELATIONSHIP OF THE MEMBERS

V.1 Transfer or Termination of Rights. Neither Member shall Transfer all or any part of its rights or obligations under this Agreement, except in conjunction with a transfer or termination of the Member's Ownership Interest permitted by the LLC Agreement. Any such permitted assignment shall be subject to the consent requirements of Section 7.2 of the LLC Agreement.

V.2 Abandonment and Surrender of Properties. The Member that desires to have the Company abandon or surrender all or part of the Properties pursuant to Section
12.2 of the LLC Agreement shall remain liable to the other Member for its share (determined by its Ownership Interest as of the date of such abandonment) of any liability with respect to such Properties, including, without limitation, Continuing Obligations, Environmental Liabilities and Environmental Compliance, whether accruing before or after such abandonment, arising out of activities conducted subsequent to the Effective Date and out of Operations conducted prior to the date of such abandonment, regardless of when any funds may be expended to satisfy such liability. Nothing in this Section 5.2 shall be construed as superseding the provisions of Section 2.3 with respect to the withdrawal or deemed withdrawal of TSHI prior to the Cut-Off Date.

V.3 Implied Covenants. There are no implied covenants (including without limitation any implied covenants relating to the conduct of Exploration, Development, Mining or other activities upon or with respect to the Properties) contained in this Agreement other than those of good faith and fair dealing.

V.4 No Third Party Beneficiary Rights. This Agreement shall be construed to benefit the Members and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party, expressly including the Company, or in any governmental organization or agency,

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except  to  the  extent  required  to  permit  indemnification  of a  non-Member
Indemnified Party pursuant to Subsection 3.5(a) hereof.

                                   ARTICLE VI
                      ACQUISITIONS WITHIN AREA OF INTEREST

VI.1 General. Any interest or right to acquire any interest in real property or mineral or water rights within the Area of Interest acquired during the term of this Agreement by or on behalf of either Member ("Acquiring Member") or any Affiliate of such Member shall, in accordance with and subject to the provisions in this Article VI, be subject to the terms and provisions of this Agreement and the LLC Agreement. TSVLP and TSHI and their respective Affiliates for their separate account shall be free to acquire lands and interests in lands outside the Area of Interest and to locate mining claims outside the Area of Interest. Failure of any Affiliate of either Member to comply with this Article shall be a breach by such Member of this Agreement.

VI.2 Notice to Non-Acquiring Member. Within thirty (30) days after the acquisition of any interest or the right to acquire any interest in real property or mineral or water rights wholly or partially within the Area of Interest (except real property acquired by the Manager pursuant to a Program), the Acquiring Member shall notify the other Member of such acquisition by it or its Affiliate; provided that if the acquisition of any interest or right to acquire any interest pertains to real property or water or mineral rights partially within the Area of Interest, then all such real property or water or mineral rights (i.e., the part within the Area of Interest and the part outside the Area of Interest) shall be subject to this Article. The Acquiring Member's notice shall describe in detail the acquisition, the acquiring party if that party is an Affiliate, the lands and minerals and water rights covered thereby, the cost thereof, and the reasons why the Acquiring Member believes that the acquisition of the interest is in the best interests of the Members under this Agreement. In addition to such notice, the Acquiring Member shall make any and all information concerning the relevant interest available for inspection by the other Member.

VI.3 Option Exercised. Within thirty (30) days after receiving the Acquiring Member's notice, the other Member may notify the Acquiring Member of its election to have the Company acquire the acquired interest. Promptly upon such notice, the Acquiring Member shall convey or cause its Affiliate to convey to the Company, by special warranty deed, all of the Acquiring Member's (or its Affiliate's) interest in such acquired interest, free and clear of all Encumbrances arising by, through or under the Acquiring Member (or its Affiliate) other than those to which both Members have agreed. Immediately upon such notice, the acquired interest shall become a part of the Properties for all purposes of this Agreement and the LLC Agreement. The Company shall promptly pay to the Acquiring Member the latter's actual out-of-pocket acquisition costs.

VI.4 Option Not Exercised. If the other Member does not give such notice within the thirty (30) day period set forth in Section 6.3 hereof, it shall have no interest in the acquired interests, and the acquired interests shall not be a part of the Assets or continue to be subject to this Agreement or the LLC Agreement.

VI.5  Non-Compete  Covenants.  Neither a Member that resigns pursuant to Section
14.2 of the LLC  Agreement,  or is deemed to have resigned  pursuant to Sections
4.2 or 4.3 of the LLC Agreement, or that withdraws or is deemed to have withdrawn pursuant to Section 3.2 of this Agreement, nor any Affiliate of such a Member, shall directly or indirectly acquire any interest or right to explore or mine, or both, on any property any part of which is within the Area of Interest for twelve (12) months after the effective date of resignation. If a resigning Member, or the Affiliate of a resigning Member, breaches this Section, such Member shall be obligated to offer to convey to the non-resigning Member, without cost, any such property or interest so acquired (or ensure its Affiliate offers to convey the property or interest to the non-resigning Member, if the acquiring party is the resigning Member's Affiliate). Such offer shall be made in writing and can be accepted by the non-resigning Member at any time within forty five(45) days after the offer is received by such non-resigning Member. Failure of a Member's Affiliate to comply with this Section shall be a breach by such Member of this Agreement.

VI.6 Campbell-Simpson Lease. Notwithstanding any provision of this Agreement or the LLC Agreement to the contrary, the Manager shall have the full right and

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authority,  but not  the  obligation,  to  enter  into  such  amendments  of the
Campbell-Simpson Lease as the Manager deems appropriate, in its sole discretion, including without limitation for the purposes of adding claims to those leased thereunder, and to convey or quitclaim claims owned by the Company to the lessors under the Campbell-Simpson Lease in connection therewith, as the Manager deems appropriate in its sole discretion.

                                  ARTICLE VII
                                 GOVERNING LAW

VII.1 Governing Law. Except for matters of title to the Assets Properties or their Transfer, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

VIII.1  Notices.   All  notices,   payments  and  other  required  or  permitted
communications ("Notices") to either Member shall be in writing, and shall be addressed respectively as follows:

If to TSVLP:  Tonkin Springs Venture Limited Partnership
              55 Madison Street, Suite 700
              Denver, Colorado 80206
              Attention: President,U.S. Gold Corporation
              Telephone:(303) 322-8002
              Facsimile: (303) 322-7866

              With a Copy to: Randy L. Parcel, Esq.
              Perkins Coie LLP
              1675 Broadway, Suite 2800
              Denver, Colorado 80202

If to TSHI:   Tonkin Springs Holdings Inc.
              401 Bay Street, Suite 2302
              Toronto, Ontario M5H2Y4 Canada
              Attention: President, Tonkin Springs
                                    Holdings Inc.
              Telephone: 416) 947-1212
              Facsimile: (416) 367-4681
              With a Copy to: Roger C. Adams, Esq.
              Ducker, Montgomery & Lewis, P.C.
              1650 Broadway, Suite 1500
              Denver, Colorado 80202

All Notices shall be given (a) by personal delivery to the Member; (b) by electronic communication, capable of producing a printed transmission and confirmation, (c) by registered or certified mail return receipt requested; or
(d) by overnight or other express courier service. All Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of such communication. Either Member may change its address by Notice to the other Member.

VIII.2 Gender. The singular shall include the plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

VIII.3 Currency. All references to "dollars" or "$" herein shall mean lawful currency of the United States of America.

VIII.4 Headings. The subject headings of the Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. References to "hereunder" are, unless otherwise stated, references to this entire Agreement.

VIII.5 Waiver. The failure of either Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Member's right thereafter to enforce any provision or exercise any right.

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

VIII.6 Modification. No modification or amendment of this Agreement shall be valid unless made in writing and duly executed by both Members.

VIII.7 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Member arising under this Agreement or under the LLC Agreement shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Member to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations (including, without limitation, a failure to complete any review and analysis required by the National Environmental Policy Act or any similar state law); acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or TSHI's contractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing. The affected Member shall promptly give notice to the other Member of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Member shall resume performance as soon as reasonably possible. During the period of suspension the obligations of both Members to advance funds pursuant to this Agreement or the LLC Agreement shall be reduced to levels consistent with then current Operations.

VIII.8 Rule Against Perpetuities. The Members do not intend that there shall be any violation of the "rule against perpetuities", the "rule against unreasonable restraints on the alienation of property", or any similar rule. Accordingly, if any right or option to acquire any interest in the Properties or Assets, in an Ownership Interest, or the Company, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the Members hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Members within the limits permissible under such rules.

VIII.9 Further Assurances. Each of the Members shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purposes of this Agreement or as may be reasonably required by lenders in connection with Project Financing.

VIII.10 Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the Members and supersedes all prior agreements and understandings between the Members relating to the subject matter hereof; provided that nothing in this Section 8.10 modifies or affects the LLC Agreement and the Members' obligations thereunder. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

VIII.11 Counterparts. This Agreement may be executed in any number of counterparts, and it shall not be necessary that the signatures of both Members be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP
By:  Tonkin Springs Gold Mining Company, as its General Partner
By:  /s/ William W. Reid, President


TONKIN SPRINGS HOLDINGS INC.
By: /s/ Ebe Scherkus, President











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